UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549
____________

 FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 6, 2016

CHIMERA INVESTMENT CORPORATION
 (Exact name of registrant as specified in its charter)

Maryland	1-33796	26-0630461
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

520 Madison Avenue, 32nd Fl
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 626-2300

 ____________________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2016, Chimera Investment Corporation (the “Company”) amended the employment agreements of Matthew Lambiase, Choudhary Yarlagadda, Mohit Marria and Robert Colligan (each, a “Named Executive Officer”) by entering into Amendments No. 2 to the employment agreements (each, the “Second Amendment”) with each of the Named Executive Officers for the purpose of adjusting performance targets and target bonuses for each of the Named Executive Officers’ performance in 2016, 2017 and 2018.

The foregoing description of the Second Amendments is qualified in its entirety by reference to the full text of the Second Amendments, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Amendment No. 2 to the Employment Agreement between Chimera Investment Corporation and Matthew Lambiase, effective as of March 31, 2016
Exhibit 10.2	Amendment No. 2 to the Employment Agreement between Chimera Investment Corporation and Choudhary Yarlagadda, effective as of March 31, 2016
Exhibit 10.3	Amendment No. 2 to the Employment Agreement between Chimera Investment Corporation and Mohit Marria, effective as of March 31, 2016
Exhibit 10.4	Amendment No. 2 to the Employment Agreement between Chimera Investment Corporation and Robert Colligan, effective as of March 31, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimera Investment Corporation

By:	/s/ Rob Colligan
	Name:	Rob Colligan
	Title:	Chief Financial Officer

Date: April 6, 2016